EX-33.10
(logo) OPTION ONE
M O R T G A G E

One gets it done

www.optiononemortgage.com

Certification Regarding Compliance with Applicable Servicing Criteria

1. Option One Mortgage Corporation and its wholly owned subsidiaries, Premier Property Tax Services, LLC and First Option Asset Management Services (the "Company" or "Option One") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of SEC Regulation AB, as of and for the 12-month period ended December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include publicly issued asset-backed securities transactions issued on or after January 1, 2006 for which the Company acted as the master servicer or servicer during calendar 2007, involving first lien and second lien subprime residential mortgage loans, excluding loans originated and serviced by Option One and sold to Government Sponsored Enterprises such as FNMA ("Fannie Mae") and FHLMC ("Freddie Mac") (the "Platform").

2. Except as set forth in paragraph 3 below, Option One used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Option One based on the activities it performs, directly or through its Vendors, with respect to the Platform;

4. Option One has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

5. Option One has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

6. Option One has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

7. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on Option One's assessment of compliance with the applicable servicing criteria for the Reporting Period.

This certification is dated March 14, 2008.

Option One Mortgage Corporation


/s/ Fabiola Camperi
Fabiola Camperi
President

/s/ Matthew Engel
Matthew Engel
Senior Vice President and Chief Financial Officer


6501 Irvine Center Drive * Irvine * California * 92618 * (800)704-0800*

(logo) EQUAL HOUSING
LENDER


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APPENDIX A


                                                                                                          INAPPLICABLE
                                                                           APPLICABLE                     SERVICING
                  SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA

                                                                                                     Performed by
                                                                                  Performed          subservicer(s)  NOT
                                                                                  by                 or Vendor(s)    performed by
                                                                                  Vendor(s) for      for which       Option One
                                                                    Performed     for which          Option One      or by
                                                                    Directly      Option One is      is NOT the      subservicer(s)
                                                                    by            the Responsible    Responsible     or Vendor(s)
Reference                               Criteria                    Option One    Party              Party           retained by
                                                                                                                     Option One
                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted to                X^1                                            X^2
                  monitor any performance or other triggers and
                  events of default in accordance with the
                  transaction agreements.

1122(d)(1)(ii)    If any material servicing activities are                 X^3
                  outsourced to third parties, policies and
                  procedures are instituted to monitor the
                  third party's performance and compliance with
                  such servicing activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                                         X
                  agreements to maintain a back-up servicer for
                  the pool assets are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and omissions
                  policy is in effect on the party                         X
                  participating in the servicing function
                  throughout the reporting period in the amount
                  of coverage required by and otherwise in
                  accordance with the terms of the transaction
                  agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on pool assets are deposited into               X
                  the appropriate custodial bank accounts and
                  related bank clearing accounts no more than
                  two business days following receipt, or such
                  other number of days specified in the
                  transaction agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on                  X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees regarding                X
                  collections, cash flows or distributions, and
                  any interest or other fees charged for such
                  advances, are made, reviewed and approved as
                  specified in the transaction agreements.

1122(d)(2)(iv)    The related accounts for the transaction,                X^4                                            X^5
                  such as cash reserve accounts or accounts
                  established as a form of
                  overcollateralization, are separately
                  maintained (e.g., with respect to commingling
                  of 1122(d)(2)(iv) cash) as set forth in the
                  transaction agreements.


(page)

                                                                                                          INAPPLICABLE
                                                                           APPLICABLE                     SERVICING
                  SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA

                                                                                                     Performed by
                                                                                  Performed          subservicer(s)  NOT
                                                                                  by                 or Vendor(s)    performed by
                                                                                  Vendor(s) for      for which       Option One
                                                                    Performed     for which          Option One      or by
                                                                    Directly      Option One is      is NOT the      subservicer(s)
                                                                    by            the Responsible    Responsible     or Vendor(s)
Reference                               Criteria                    Option One    Party              Party           retained by
                                                                                                                     Option One
1122(d)(2)(v)     Each custodial account is maintained at a                X
                  federally insured depository institution as
                  set forth in the transaction agreements. For
                  purposes of this criterion, "federally
                  insured depository institution" with respect
                  to a foreign financial institution means a
                  foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the
                  Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as to                 X^6
                  prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a monthly                X
                  basis for all asset-backed securities related
                  bank accounts, including custodial accounts
                  and related bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar
                  days after the bank statement cutoff date, or
                  such other number of days specified in the
                  transaction agreements; (C) reviewed and
                  approved by someone other than the person who
                  prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These
                  reconciling items are resolved within 90
                  calendar days of their original
                  identification, or such other number of days
                  specified in the transaction agreements.

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those to be              X^7                                            X^8
                  filed with the Commission, are maintained in
                  accordance with the transaction agreements
                  and applicable Commission requirements.
                  Specifically, such reports (A) are prepared
                  in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B)
                  provide information calculated in accordance
                  with the terms specified in the transaction
                  agreements; (C) are filed with the Commission
                  as required by its rules and regulations; and
                  (D) agree with investors' or the trustee's
                  records as to the total unpaid principal
                  balance and number of [pool assets] serviced
                  by the Servicer.


(page)

                                                                                                          INAPPLICABLE
                                                                           APPLICABLE                     SERVICING
                  SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA

                                                                                                     Performed by
                                                                                  Performed          subservicer(s)  NOT
                                                                                  by                 or Vendor(s)    performed by
                                                                                  Vendor(s) for      for which       Option One
                                                                    Performed     for which          Option One      or by
                                                                    Directly      Option One is      is NOT the      subservicer(s)
                                                                    by            the Responsible    Responsible     or Vendor(s)
Reference                               Criteria                    Option One    Party              Party           retained by
                                                                                                                     Option One
1122(d)(3)(ii)    Amounts due to investors are allocated and           X^9                                                    X^10
                  remitted in accordance with timeframes,
                  distribution priority and other terms set
                  forth in the transaction agreements.

1122(d)(3)(iii)   Disbursements made to an investor are posted         X
                  within two business days to the Servicer's
                  investor records, or such other number of
                  days specified in the transaction agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the                X
                  investor reports agree with cancelled checks,
                  or other form of payment, or custodial bank
                  statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on pool assets is                 X                                              X
                  maintained as required by the transaction
                  agreements or related mortgage loan
                  documents.

1122(d)(4)(ii)    Pool asset and related documents are                     X                                              X
                  safeguarded as required by the transaction
                  agreements

1122(d)(4)(iii)   Any additions, removals or substitutions to the          X^11                                           X^12
                  asset pool are made, reviewed and approved in
                  accordance with any conditions or requirements
                  in the transaction agreements.

1122(d)(4)(iv)    Payments on pool assets, including any                   X
                  payoffs, made in accordance with the related
                  pool asset documents are posted to the
                  Servicer's obligor records maintained no more
                  than two business days after receipt, or such
                  other number of days specified in the
                  transaction agreements, and allocated to
                  principal, interest or other items (e.g.,
                  escrow) in accordance with the related pool
                  asset documents.

1122(d)(4)(v)     The Servicer's records regarding the pool                X
                  assets agree with the Servicer's records
                  with respect to an obligor's unpaid principal
                  balance.

1122(d)(4)(vi)    Changes with respect to the terms or status              X
                  of an obligor's pool assets (e.g., loan
                  modifications or re-agings) are made,
                  reviewed and approved by authorized personnel
                  in accordance with the transaction agreements
                  and related pool asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g.,               X
                  forbearance plans, modifications and deeds in
                  lieu of foreclosure, foreclosures and
                  repossessions, as applicable) are initiated,
                  conducted and concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction agreements.


(page)

                                                                                                          INAPPLICABLE
                                                                           APPLICABLE                     SERVICING
                  SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA

                                                                                                     Performed by
                                                                                  Performed          subservicer(s)  NOT
                                                                                  by                 or Vendor(s)    performed by
                                                                                  Vendor(s) for      for which       Option One
                                                                    Performed     for which          Option One      or by
                                                                    Directly      Option One is      is NOT the      subservicer(s)
                                                                    by            the Responsible    Responsible     or Vendor(s)
Reference                               Criteria                    Option One    Party              Party           retained by
                                                                                                                     Option One
1122(d)(4)(viii)  Records documenting collection efforts are               X
                  maintained during the period a pool asset
                  is delinquent in accordance with the
                  transaction agreements. Such records are
                  maintained on at least a monthly basis, or
                  such other period specified in the
                  transaction agreements, and describe the
                  entity's activities in monitoring delinquent
                  pool assets including, for example, phone
                  calls, letters and payment rescheduling plans
                  in cases where delinquency is deemed
                  temporary (e.g., illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates of                X
                  return for pool assets with variable rates
                  are computed based on the related pool
                  asset documents.

1122(d)(4)(x)     Regarding any funds held in trust for an                 X
                  obligor (such as escrow accounts): (A) such
                  funds are analyzed, in accordance with the
                  obligor's [pool asset] documents, on at least
                  an annual basis, or such other period
                  specified in the transaction agreements; (B)
                  interest on such funds is paid, or credited,
                  to obligors in accordance with applicable
                  pool asset documents and state laws; and
                  (C) such funds are returned to the obligor
                  within 30 calendar days of full repayment of
                  the related [pool assets], or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor (such              X^13                               X
                  as tax or insurance payments) are made on or
                  before the related penalty or expiration
                  dates, as indicated on the appropriate bills
                  or notices for such payments, provided that
                  such support has been received by the
                  Servicer at least 30 calendar days prior to
                  these dates, or such other number of days
                  specified in the transaction agreements.


(page)

                                                                                                          INAPPLICABLE
                                                                           APPLICABLE                     SERVICING
                  SERVICING CRITERIA                                    SERVICING CRITERIA                CRITERIA

                                                                                                     Performed by
                                                                                  Performed          subservicer(s)  NOT
                                                                                  by                 or Vendor(s)    performed by
                                                                                  Vendor(s) for      for which       Option One
                                                                    Performed     for which          Option One      or by
                                                                    Directly      Option One is      is NOT the      subservicer(s)
                                                                    by            the Responsible    Responsible     or Vendor(s)
Reference                               Criteria                    Option One    Party              Party           retained by
                                                                                                                     Option One

1122(d)(4)(xii)   Any late payment penalties in connection with            X^14                              X
                  any payment to be made on behalf of an
                  obligor are paid from the Servicer's funds
                  and not charged to the obligor, unless the
                  late payment was due to the obligor's error
                  or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an obligor               X^15                                X
                  are posted within two business days to the
                  obligor's records maintained by the Servicer,
                  or such other number of days specified in the
                  transaction agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and uncollectible             X
                  accounts are recognized and recorded in
                  accordance with the transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other support,                                                                  X
                  identified in Item 1114(a)(1) through (3) or
                  Item 1115 of Regulation AB, is maintained as
                  set forth in the transaction agreements.


1 Option One asserts to the component of the criterion of monitoring Servicer events of default and Servicer termination triggers related to events of default.

2 Another party performs all other activities related to this criterion.

3 Option One asserts that only two third parties exist within this criterion - FIS Tax Services (formerly known as LSI Tax Services) and ZC Sterling Insurance Agency Inc. "ZCSIA", Both of these third parties have provided an assertion and related attestation report for the activities they perform with respect to the relevant criteria.

4 Option One asserts to this criterion with respect to establishing and maintaining principal & interest custodial accounts and impound (tax & insurance) custodial accounts.

5 Another party performs all other activities related to this criterion.

6 Option One asserts in whole to this criterion as Option One utilizes safety paper blank check stock and has no unissued checks.

7 For (A), (B), and (D), the Option One assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents. (C) is not applicable to Option One.

8 Another party performs all other activities related to this criterion.

9 Option One asserts to timely remittances to the Trustee as defined in the transaction agreements.

10 Another party performs all other activities related to this criterion.

11 Option One's assertion to this criterion is only for the functions of a Servicer clearly identified in transaction documents.

12 Another party performs all other activities related to this criterion.

13 Option One asserts only to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option One also outsources the activities required by this criterion to third parties - FIS Tax Services (formerly known as LSI Tax Services) during early 2007, ZC Real Estate Tax Solutions Limited "ZCRETS" during the latter portion of 2007, and ZC Sterling Insurance Agency Inc. "ZCSIA"
- each of whom has performed an assessment of their compliance obtained a related attestation report.

14 Option One asserts only to late payments related to tax disbursements made by wholly-owned Premier Property Tax Services, LLC. Option One also outsources the activities required by this criterion to third parties - FIS Tax Services (formerly known as LSI Tax Services) during early 2007, ZC Real Estate Tax Solutions United "ZCRETS" during the latter portion of 2007, and ZC Sterling Insurance Agency Inc. "ZCSIA" - each of whom has performed an assessment of their compliance obtained a related attestation report.

15 Option One asserts only to tax disbursements made by wholly-owned Premier Properly Tax Services, LLC. Option One also outsources the activities required by this criterion to third parties - FIS Tax Services (formerly known as LSI Tax Services) during early 2007, ZC Real Estate Tax Solutions Limited "ZCRETS" during the latter portion of 2007, and ZC Sterling Insurance Agency Inc. "ZCSIA"
- each of whom has performed an assessment of their compliance obtained a related attestation report.



(page)


APPENDIX B

For SEC Regulation AB 1122(d)(4)(vi), loan modifications are required to be completed in accordance with the transaction agreements and related pool asset documents. Management notes instances of conflicting language within three PSAs where the verbiage first indicates to generally modify loans if in the best interest of the trust, but later qualifies the allowable interest rate reduction. Non-compliance within this Regulation AB criterion is a result of Management's incorrect interpretation of the former guidance taking precedence.